UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011 (April 15, 2011)
CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

780 Third Avenue, 21st Floor
New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1410
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 14, 2011 (effective as of April 15, 2011), Care Investment Trust Inc. (the “Company”) and several of its subsidiaries and affiliated parties (collectively, the “Care Parties”), entered into an Omnibus Agreement with Jean-Claude Saada (“Saada”), Cambridge Holdings, Inc. and several affiliated partnerships (the “Cambridge Partnerships”) and other affiliated parties (collectively, the “Cambridge Parties”). The material provisions of the Omnibus Agreement (attached as an Exhibit to this Current Report on Form 8-K) are as follows:
•	The Care Parties and Cambridge Parties who were parties to litigation pending in the United States District Court for the Northern District of Texas (the “Litigation”) entered into a Mutual Release and Settlement Agreement providing for the release of all claims against each other, and filed with the court a Stipulation of Dismissal, With Prejudice, disposing of the Litigation.
•	Cambridge Parties retained 200,000 units of limited partnership interest (“Cambridge OP Units”) in ERC Sub, L.P. (the “REIT Partnership”), a subsidiary of the Company, entitling them to a distribution from the REIT Partnership equal to any dividend declared and paid by the Company to its stockholders, but having no conversion rights and limited rights to vote on matters affecting the REIT Partnership, and the Company issued to the Cambridge Parties warrants to purchase additional shares of the Company’s common stock.
•	The REIT Partnership retains cash reserves for tenant improvements and renovations that were created at the original transaction closing and is released from all obligations to fund future tenant improvements to the nine medical office buildings owned by the Cambridge Partnerships (the “Cambridge Properties”).
•	The REIT Partnership’s aggregate interest in the Cambridge Partnerships is converted from a percentage interest to a fixed dollar investment with a preferred return (the “Care Investment”), a distribution preference and a preferential distribution of cash from special events, such as property sales, refinancings and capital contributions. Certain of the Cambridge Parties are entitled to all capital in excess of the Care Investment and all operating cash flow of the Cambridge Partnerships over the preferential distribution.
•	The Cambridge Partnerships have the right at any time to sell the Cambridge Properties, and the Company and its affiliates have a right of first refusal (subordinated to any pre-existing right of first refusal) to purchase a Cambridge Property if a third party makes an offer to purchase such property.
•	The Cambridge Parties and certain affiliates (the “Cambridge Purchasers”) have an option to acquire the REIT Partnership’s interest in the Cambridge Partnerships or the Cambridge Properties (collectively, the “Cambridge Exit Property”), exercisable at any time during the term of the Omnibus Agreement, for cash equal to the Care Investment plus a cash premium that increases on a yearly basis, and the Cambridge Parties’ return of the OP Units, warrants and any Company common stock acquired upon a cashless exercise of the warrants.
•	The Cambridge Partnerships are obligated to redeem or purchase the Cambridge Exit Property, for the same price and premium specified above for an option exercise, plus return of the OP Units, warrants and any Company common stock acquired upon a cashless exercise of the warrants, on the earlier to occur of (1) the date when the Care Investment has been fully distributed to the REIT Partnership or (2) June 2, 2017.
•	If prior to April 15, 2013, a medical office competitor acquires control of the Company, the Cambridge Purchasers have an option to purchase the Cambridge Exit Property at a fixed purchase price depending upon the timing of the occurrence, with no premium, plus return of the OP Units, warrants and any Company common stock acquired upon a cashless exercise of the warrants.
Item 8.01 Other Events
     On April 19, 2011, the Company and Cambridge Holdings, Inc. issued a joint press release to announce that the litigation pending between them and certain of their affiliates in the United States District Court for the Northern District of Texas has been settled, all complaints in connection therewith have been dismissed with prejudice and all claims the parties may have against each other arising out of the subject matter of the litigation have been released. A copy of the joint press release is attached as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
10.1	Omnibus Agreement dated as of April 15, 2011
99.1	Joint Press Release by Care Investment Trust Inc. and Cambridge Holdings, Inc. dated April 19, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARE INVESTMENT TRUST INC.
Date: April 19, 2011	By:	/s/ Salvatore (Torey) V. Riso, Jr.
		Name:	Salvatore (Torey) V. Riso, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
10.1	Omnibus Agreement dated as of April 15, 2011
99.1	Joint Press Release by Care Investment Trust Inc. and Cambridge Holdings, Inc. dated April 19, 2011

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